Exhibit 10.10 CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN THIS EXHIBIT, “[***]” INDICATES WHERE SUCH INFORMATION HAS BEEN OMITTED. EXCLUSIVE LICENSE AGREEMENT This Exclusive License Agreement (this “Agreement”) is made as August 12, 2023 (“Effective Date”), by and between Douglas Pharmaceuticals Limited, a New Zealand company, (“Douglas”) and Daré Bioscience, Inc., a Delaware corporation (“Licensee”), each referred to herein individually as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, Douglas owns or has the exclusive rights to certain patent rights and owns or has non-exclusive rights to certain technical information, in each case relating to a Lopinavir:Ritonavir combination soft gel vaginal insert for treating cervical intraepithelial neoplasia (“CIN”), and desires to grant licenses of those patent rights and technical information to Licensee; WHEREAS, Licensee desires to license such patent rights and technical information and has the capability to commercially develop, manufacture, distribute and use Products (as defined below) and Processes (as defined below). NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows: 1. CERTAIN DEFINITIONS As used in this Agreement, the following terms shall have the following meanings, unless the context requires otherwise. 1.1 “Affiliate” with respect to either Party and Manchester means any corporation or other legal entity other than that Party or Manchester, as applicable, in whatever country organized, controlling, controlled by or under common control with that Party or Manchester, as applicable. The term “control” shall mean (i) the direct or indirect ownership of fifty percent (50%) or more of the voting securities having the right to elect directors, or (ii) the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. 1.2 “Ancillary Agreements” mean the development services agreement, clinical product supply agreement, commercial supply agreement and other agreements that may be entered into between the Parties pursuant to Section 11.5. 1.3 “Average Daily Trading Volume” means the average daily trading volume of the common stock of Registrant for [***]. 1.4 “Clinical Data” means all data and information set forth on Exhibit D. 1.5 “Clinical Trial” shall mean a Phase 1 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial, or post- Governmental Approval human clinical trial.

2 1.6 “Combination Product” (a) A Product or Process that is [***]. (b) [***]. 1.7 “Commercially Reasonable Efforts” shall mean with respect to the efforts to be expended by Licensee [***]. 1.8 “Cover” shall mean, with respect to a particular subject matter at issue and a relevant Valid Claim, as applicable, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of such Valid Claim. “Covering” and “Covered” will have correlative meanings. 1.9 “Development Plan” shall mean the development plan provided by Licensee to Douglas that provides the activities, and the associated timelines of when such activities shall be conducted (including in detail the activities that shall be conducted in the calendar year following the submission of such Development Plan to Douglas), in order to develop a Product for commercialization. 1.10 “Distributor” shall mean any third-party entity to whom Licensee, an Affiliate of Licensee or a Sublicensee has granted, express or implied, the right to distribute any Product or Process pursuant to Section 2.1(b)(iii). 1.11 “Douglas Inventions” shall mean any and all copyrights, patents, trade secret rights, and other intellectual property rights that may be conceived, made, authored, discovered, reduced to practice or otherwise created by Douglas solely or jointly with third parties. 1.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and the regulations thereunder. 1.13 “Exchange Act Reports” shall mean all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months with the Securities and Exchange Commission by Registrant. 1.14 “FDA” means the United States Food and Drug Administration and any successor governmental authority having substantially the same function. 1.15 “First Commercial Sale” shall mean the initial Sale by Licensee or an Affiliate of Licensee or a Sublicensee in an arms-length transaction to a third party in the License Territory after obtaining necessary marketing and pricing approval, to the extent both are required, from regulatory authorities of a specific Product or Process, but excluding any Sale of a reasonable quantity of Products for clinical trial purposes or marketing samples. 1.16 “Governmental Approval” shall mean, with respect to a Product in the License Territory, the approval, clearance, license, registration, or authorization (including but not limited to emergency use authorization) by the FDA for the commercialization of such Product in the License Territory. 1.17 “Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasigovernmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, representative, organization, unit, body or entity and any court or other tribunal); (d) multinational or supranational organization or body; or (e) individual, entity, or body, including any court, exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature. 1.18 “Improvement” shall mean any inventions, discoveries, improvements (whether patentable or not), information, and data, conceived, made, authored, discovered, reduced to practice or otherwise created at any time during the term of this Agreement whether by Douglas (including pursuant to a development services agreement entered into by the Parties), Licensee, or jointly by Douglas and Licensee, and which would infringe an issued or pending claim within the Patent Rights or other intellectual property rights owned or controlled by Douglas.

3 1.19 “Law” or “Laws” shall mean all applicable laws, statutes, rules, regulations, ordinances, and other pronouncements having the binding effect of law of any Governmental Authority. 1.20 “License Field” shall mean all human pharmaceutical, therapeutic, preventative and palliative uses, including, treatment or prevention of all indications for women in female reproductive health, including but not limited to, cancers or benign proliferative disorders of the vagina or cervix, such as cervical intraepithelial neoplasia, anal intraepithelial neoplasia, vulvar intraepithelial neoplasia, and HSV infections (only in so far as they relate to women in female reproductive health), and shall not include any other field not specifically set forth herein. 1.21 “License Territory” shall mean the Unites States of America and its territories and possessions. 1.22 “Licensed IP” means, collectively, Douglas’ interest in Improvements, Douglas’ interest in Non-Product Inventions, the Patent Rights, and Technological Information. 1.23 “Licensee Inventions” shall mean any and all copyrights, patents, trade secret rights, and other intellectual property rights other than Improvements that may be conceived, made, authored, discovered, reduced to practice or otherwise created by Licensee solely or jointly with third parties (other than Douglas). 1.24 “Licensee Process” shall mean any process, method of use or service, whether patented or not, other than a Process, developed or licensed by Licensee. 1.25 “Licensee Product” shall mean any article, device or composition, whether patented or not, other than a Product, developed or licensed by Licensee. 1.26 “Listed Product Bridging Strategy” refers to [***]. 1.27 “Manchester” means the University of Manchester, a Royal Charter corporation registered in England under number RC 00797, of Oxford Road, Manchester, M13 9PL, England. 1.28 “Manchester Licensed IP” means those Patent Rights owned by Manchester and licensed to Douglas under the Underlying Agreement. 1.29 “Net Sales” shall be calculated as set forth in this Section 1.29, all in accordance with U.S. Generally Accepted Accounting Principles, applied on a consistent basis. Subject to the conditions set forth below, “Net Sales” shall mean the gross amount received by Licensee and its Affiliates for or on account of Sales of Products and Processes in the License Territory following First Commercial Sale in the License Territory (including any cash amounts plus the fair market value of any other forms of consideration), less the following amounts [***]. [***] 1.30 “Non-Product Invention” shall mean any invention (other than Improvements) conceived, made, authored, discovered, reduced to practice or otherwise created jointly by Douglas and Licensee in the course of this Agreement. 1.31 “Patent Rights” shall mean all patents and patent applications that are listed on Exhibit A, including all provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, inventor's certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, and PCTs to all of the foregoing. For the avoidance of any doubt, Patent Rights are limited by the License Field and the License Territory. 1.32 “Phase 1 Clinical Trial” shall mean, as to a specific Product or Process, in connection with obtaining regulatory approval in the United States, the first clinical study conducted in humans to obtain preliminary information on a Product’s safety, tolerability, pharmacodynamic activity, pharmacokinetics, drug metabolism and mechanism of action, as well as early evidence of effectiveness if possible, as described more fully in 21 C.F.R. § 312.21(a), provided, [***]. The Product or Process can be administered to patients as a single agent or in combination with other investigational or marketed agents.

4 1.33 “Phase 2 Clinical Trial” shall mean, as to a specific Product or Process, in connection with obtaining regulatory approval in the United States, a clinical study in humans designed with the principal purpose of determining initial efficacy and dosing of such Product or Process in patients for the indication(s) being studied, as described more fully in 21 C.F.R. § 312.21(b), including a human clinical trial that is also designed to satisfy the requirements of 21 C.F.R. §312.21(a) and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. §312.21(b) or otherwise to enable a Phase 3 Clinical Trial (e.g., a Phase 1/2 Clinical Trial), provided, [***]. The Product or Process can be administered to patients as a single agent or in combination with other investigational or marketed agents. 1.34 “Phase 3 Clinical Trial” shall mean, as to a specific Product or Process, in connection with obtaining regulatory approval in the United States, a clinical study in humans with a defined dose or set of defined doses of such Product or Process, after successful completion of one or more Phase 2 Clinical Trials, of the efficacy and safety of such Product or Process which is prospectively designed to demonstrate statistically whether such Product is effective and safe for use in a particular indication in a manner sufficient to file an application to obtain marketing approval to market and sell that Product or Process in the United States, as described more fully in 21 C.F.R. § 312.21(c). The Product or Process can be administered to patients as a single agent or in combination with other investigational or marketed agents. 1.35 “Process” shall mean any process, method of use or service, the performance of which, in whole or in part: (a) is Covered by one or more Valid Claims of Patent Rights; or (b) incorporates or is based upon Improvements, Non-Product Inventions, or Technological Information. 1.36 “Product” shall mean any article, device or composition, the manufacture, import, use, or sale of which, in whole or in part: (a) is Covered by one or more Valid Claims of Patent Rights; or (b) incorporates or is based upon Improvements, Non-Product Inventions, or Technological Information. 1.37 “Prohibited Activity” means any of the following: (a) pornography; (b) the development, production, promotion, marketing and/or sale of tobacco or products containing or derived from tobacco; (c) the principal activity of the manufacture or sale of arms or weapons designed to inflict harm to human beings; (d) directly deriving revenue from thermal coal or oil sands; and (e) such other industries or activities as the Parties and Manchester may from time to time unanimously agree and “Prohibited Activities” shall be construed accordingly. 1.38 “Registrant” shall mean Daré Bioscience, Inc. or any successor with a class of equity securities registered under the Exchange Act. 1.39 “Reporting Period” shall mean each three-month period ending March 31, June 30, September 30 and December 31. 1.40 “Royalty Term” shall mean, in the License Territory, on a Product-by-Product and Process-by-Process basis, the period of time beginning with the First Commercial Sale in the License Territory and ending upon the latest to occur of (a) expiration of the last-to-expire Valid Claim in the License Territory, or (b) ten (10) years from the date of First Commercial Sale in the License Territory. 1.41 “Sell” (and “Sale” and “Sold” as the case may be) shall mean to sell, have sold or offer to sell, to lease or have leased, to import or have imported, in each case for valuable consideration (in the form of cash or otherwise) a Product or Process, or otherwise to transfer or have transferred a Product or Process for valuable consideration (in the form of cash or otherwise), and further in the case of a Process, to use or perform such Process for the benefit of a third party.

5 1.42 “Share Market Value” shall mean [***]. 1.43 “Stock Consideration” shall mean a number of shares of common stock of Registrant equal to [***]. 1.44 References to a “successful” Clinical Trial shall mean the Product or Process meets the primary endpoint set forth in the Clinical Trial protocol, unless the Parties agree in writing on a different definition of success. 1.45 “Sublicense Income” shall mean consideration in any form received by Licensee and/or Licensee’s Affiliate(s) directly in consideration for and directly attributable to a grant of a Sublicense under the license grant in Section 2.1 to the Licensed IP (regardless of whether such grantee is a Sublicensee) to make, have made, use, have used, Sell or have Sold Products or Processes. Sublicense Income shall include [***]. Sublicense Income shall not include [***]. 1.46 “Sublicensee” shall mean any sublicensee of rights granted under Section 2.2 other than an Affiliate of Licensee. For purposes of this Agreement, neither a Distributor of a Product or Process nor a contract manufacturer shall be included in the definition of Sublicensee unless such Distributor or contract manufacturer (i) is granted any right to make, have made, use or have used Products or Processes in accordance with Section 2.2, or (ii) has agreed to pay to Licensee or its Affiliate(s) royalties on such Distributor’s or contractor manufacturer’s sales of Products or Processes, in which case such Distributor or contract manufacturer shall be a Sublicensee for all purposes of this Agreement. For clarity, a clinic that is granted the right to use or have used Products or Processes to treat patients shall not be considered a Sublicensee if Licensee or its Affiliate(s) do not receive royalties or other payments (other than the price paid for the Product or Process) related to such clinic’s use of Products or Processes. 1.47 “Technological Information” shall mean proprietary discoveries, know-how and technical information known, licensed, owned, controlled or developed by Douglas or its Affiliates related to pharmaceutical compositions comprising lopinavir and ritonavir for all indications as of the Effective Date, including for the sake of clarity, Technological Information licensed to Douglas pursuant to the Underlying Agreement and any subsequent improvements thereto, all as set forth on Exhibit B attached hereto; provided, however, that Technological Information shall not include the proprietary discoveries, know-how and technical information related to the development and manufacturing services that will be provided by Douglas pursuant to the Ancillary Agreements. 1.48 “Trading Day” shall mean a day on which the principal Trading Market is open for trading. 1.49 “Trading Market” shall mean any of the following markets or exchanges on which the common stock of Registrant is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE MKT, the OTCQB or OTCQX (or any successors to any of the foregoing). 1.50 “Underlying Agreement” shall mean that certain License Agreement, [***], by and between Douglas and Manchester, as amended, and as may be amended or restated from time to time. 1.51 “Valid Claim” shall mean a claim in an issued, unexpired patent or in a pending patent application within Patent Rights that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction without the possibility of re-filing of the application or appeal, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding. Notwithstanding the foregoing, [***]. 1.52 “VWAP” shall mean, for any date, the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market on which the common stock of Registrant is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).

6 2. LICENSE 2.1 Grant of License. (a) Subject to the terms of this Agreement and the retained rights of Manchester under Clause 2.6 of the Underlying Agreement, Douglas hereby grants to Licensee in the License Field in the License Territory: (i) an exclusive, royalty-bearing license under the Patent Rights, Improvements and Non- Product Inventions to make, have made, use, have used, sell, have sold, offer to sell, import and have imported the Products; (ii) an exclusive, royalty-bearing license under the Patent Rights, Improvements and Non- Product Inventions to perform, use and have used the Processes to make, have made, use, have used, sell, have sold, offer to sell, import and have imported the Products; (iii) a non-exclusive, royalty-bearing license to use the Technological Information to make, have made, use, have used, sell, have sold, offer to sell, import, and have imported Products; and. (iv) a non-exclusive, royalty bearing license to use the Technological Information to perform, use and have used the Processes to make, have made, use, have used, sell have sold, offer to sell, import and have imported the Products. (b) The license granted in Section 2.1(a) includes: (i) The right to grant to the final purchaser, user or consumer of Products the right to use such purchased Products within the License Field and License Territory; (ii) the right to engage third parties to manufacture Products for sale to Licensee and its Affiliates and Sublicensees; and (iii) the right to grant a Distributor the right to sell, have sold, offer to sell, use, have used, import and have imported (but not to make and have made) such Products and/or Processes for its own benefit in a manner consistent with this Agreement within the License Field and License Territory. Licensee acknowledges that this Agreement does not confer by implication, estoppel, or otherwise, any license or rights to any intellectual property rights, whether belonging to Douglas or any third party, other than those rights expressly stated herein. (c) Licensee may permit its Affiliates to exercise all rights granted to Licensee hereunder such that such Affiliates shall have the same license rights granted to Licensee hereunder provided that Licensee shall secure in advance from each such Affiliate its written agreement to comply with all appropriate covenants, obligations and rights under this Agreement so that such Affiliate is subject to, and Licensee can comply with, all of Licensee’s covenants and obligations to Douglas under this Agreement. Licensee shall be responsible for any failure of any of its Affiliates to comply with this Agreement. (d) Under no circumstances shall Licensee use and/or permit, facilitate or enable the use of any of the Manchester Licensed IP directly or indirectly in connection with any of the Prohibited Activities.

7 2.2 Sublicenses. (a) Douglas grants to Licensee the right to grant sublicenses under the rights granted in Section 2.1(a) to Sublicensees (each, a “Sublicense”) subject to the terms and conditions of this Agreement and specifically this Section 2.2. The term Sublicense shall include any grant of rights under the license by a Sublicensee to any downstream third party, such downstream third party shall also be considered a Sublicensee for purposes of this Agreement. (b) Each Sublicense shall be consistent with and comply with all relevant terms of this Agreement and the Underlying Agreement, and shall incorporate terms and conditions sufficient to enable Licensee to comply with this Agreement. [***] Upon termination of this Agreement or any license granted hereunder for any reason, any Sublicenses shall be addressed in accordance with Section 10.7. (c) All Sublicenses will (1) be issued in writing, (2) to the extent applicable, include all of the rights of Douglas and require the performance of obligations due to Douglas contained in this Agreement and (3) include [***]. Any Sublicense that does not include all of the terms and conditions set forth in Section 2.2(c) or which is not issued in accordance with the terms and conditions set forth in this Section 2.2, shall be voidable [***], unless such Sublicense is amended to conform with all of the terms and conditions set forth in this Section 2.2(c) [***]. (d) Douglas’ receipt of a Sublicense Document, however, will constitute neither an approval nor disapproval of the Sublicense Document nor a waiver of any right of Douglas or obligation of Licensee under this Agreement. (e) Licensee shall provide [***] Sublicense Development Report [***] during the term of this Agreement (“SDR Report”). 2.3 Retained Rights; Requirements. Any and all Sublicenses and other licenses granted hereunder are subject to the retained rights and requirements specified in Clause 2.6 of the Underlying Agreement, namely that Manchester reserves the rights for its employees and students to use the Manchester Licensed IP in any way for any bona fide research or teaching purposes and to sublicense such rights to Manchester’s Affiliates for any bona fide research or teaching purposes. 2.4 No Implied License. Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. All rights with respect to any know-how, patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof. 2.5 Technology Transfer and Regulatory Support. (a) Initial Technology Transfer. Douglas shall, [***], at Douglas’s cost, fully disclose and deliver to Licensee the following: (i) all Technological Information currently in Douglas’ possession or control, in a form and format as reasonably agreed by the Parties and (ii) all clinical data, regulatory materials, and any other data, information, materials or inventory relevant to the Products and Processes, in each case currently in Douglas’ possession or control. (b) Douglas acknowledges that Licensee’s timely access to Clinical Data will help Licensee successfully and efficiently develop and commercialize Products and Processes in the License Field in the License Territory. Douglas shall use its commercially reasonable efforts to require its licensees of the Products and Processes in all countries and jurisdictions outside of the License Territory to share Clinical Data owned or controlled by such licensees with Licensee on a timely basis. Douglas shall require its licensees of the Products and Processes in all countries and

8 jurisdictions outside of the License Territory to enter into a Safety Data Exchange Agreement (“SDEA”) and share Clinical Data with Douglas pursuant to the terms of the SDEA. (c) Licensee shall share clinical data owned or controlled by Licensee from Clinical Trials of Licensed Products and Licensed Processes in the License Territory (“Licensee Clinical Data”) with Douglas and Licensee shall grant Douglas a nonexclusive license, with the right of sublicense, to use Licensee Clinical Data in the development, commercialization and exploitation of Products and Processes outside of the License Field and outside of the License Territory; provided that, prior to such disclosure and license the Parties have agreed in writing [***] and on such additional commercially reasonable terms as they may agree. (d) Douglas shall provide Licensee with such documentation and support as may be requested by Licensee from time to time as is reasonably necessary or desirable to prepare, file, obtain or maintain any regulatory filing and/or regulatory approval for Products or Processes throughout the License Territory, including without limitation providing information relating to the chemistry, manufacturing and control section of any Douglas regulatory filing, pursuant to the terms of a development services agreement entered into after the Effective Date and referenced in Section 11.5. For the avoidance of doubt, all Technological Information, clinical data, regulatory materials, and any other data, information, materials and inventory relevant to the Products and Processes transferred to Licensee pursuant to Section 2.5(a) of this Agreement shall not be subject to or addressed by such development services agreement referenced herein. 2.6 Pharmacovigilance Agreement; Global Safety Database. The Parties shall enter into a pharmacovigilance agreement promptly following the Effective Date providing for terms pursuant to which (i) Douglas shall establish, hold and maintain (at Douglas’s sole cost and expense) the global safety database for Licensed Products, and (ii) Licensee shall timely provide Douglas with information in the possession and control of Licensee as necessary for Douglas to comply with its pharmacovigilance responsibilities outside the Territory, and Douglas shall timely provide Licensee with information in the possession and control of Douglas as necessary for Licensee to comply with its pharmacovigilance responsibilities within the Territory, including in each case, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. sections 312.32 or 314.80 or to foreign regulatory authorities under corresponding applicable Law outside the United States) from pre-clinical or clinical laboratory, animal toxicology and pharmacology studies, clinical studies and commercial experiences with a Licensed Product, [***]. 3. DUE DILIGENCE OBLIGATIONS 3.1 Diligence Requirements. Licensee shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use, Commercially Reasonable Efforts to develop and make available to the public at least one Product or Processes in the License Territory in the License Field. Such efforts shall include achieving the requirements set forth in the table below by the dates specified in the table below: Diligence Requirements Time for Completion (i) [***] [***] (ii) [***] [***] (iii) [***] [***] Achievement of the foregoing objectives shall be deemed to satisfy Licensee’s obligations to use Commercially Reasonable Efforts under this Section 3.1. 3.2 Diligence Failures. If Licensee believes it may not achieve a diligence requirement in Section 3.1, it may notify Douglas [***], in which case the Parties shall work together in good faith to extend the applicable time for completion, [***]. In the event Licensee has materially failed to fulfill any of its obligations under Section 3.1 (as may be adjusted under this Section 3.2), and subject to resolution under the dispute resolution provisions of Section 12.13 and failure to cure as permitted in Section 10.4, then Douglas may treat such material failure as a material breach and may terminate this Agreement and/or any license granted to Licensee hereunder in accordance with Section 10.4. Douglas and Licensee are free to renegotiate the diligence requirements in good faith and memorialize any changes to the due diligence requirements in an amendment to the Agreement.

3.3 Product Development.

(a) Licensee or its Sublicensees shall be responsible for all costs in connection with obtaining regulatory approval of the Products or Processes in the United States. Other than the Technological Information, the costs to be paid for proprietary discoveries, know-how and technical information related to the development and manufacturing services shall be set forth in the Ancillary Agreements.

(b) Licensee shall provide the initial Development Plan to Douglas [***] and such initial Development Plan shall be incorporated as an exhibit to this Agreement. [***], Licensee shall submit an updated Development Plan for all Products or Processes, [***].

3.4 Progress Reports. So long as Licensee continues to develop Products or Processes, Licensee shall submit to Douglas [***] a progress report (each, a "Progress Report") covering Licensee's (and any Affiliates' and Sublicensees') activities related to the development of all Products or Processes and the obtaining of Governmental Approvals necessary for commercialization of Products or Processes. Each Progress Report must include all of the following [***].

3.5 Licensee shall provide all reports with respect to its obligations under this Section 3 as set forth in Section 5.

4. PAYMENTS AND ROYALTIES

4.1 Milestone Payments.

(a) Licensee shall make milestone payments to Douglas within [***] of the achievement of the milestone events set forth in the table below by Licensee, its Affiliates, or its Sublicensees; *provided, however*, that if the Underlying Agreement is terminated and Licensee and Manchester thereafter enter into an agreement under which Manchester grants Licensee a license to practice the Underlying Patent Rights in the License Field, and if Licensee is obligated under such agreement to pay Manchester a milestone payment for occurrence of the same milestone event for which Licensee must pay Douglas as set forth in Table 1 below, then pursuant to Section 4.1(b) below, Licensee may deduct the amount it pays Manchester in respect of such milestone event against the corresponding payment payable by Licensee to Douglas as set forth in Table 1 below. Milestone payments are due only once and only as indicated herein. For the avoidance of doubt, each of the milestone payments shall be paid only once, regardless of the number of disease indications for a Product or Process developed under this Agreement.

Table 1. Clinical, Regulatory and Commercial Milestones – each payable only once on the first occurrence unless otherwise stated:

Milestone Event No.	Milestone Event Description	Milestone Payment
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]
6	[***]	[***]

9

10 Milestone Event No. Milestone Event Description Milestone Payment 7 [***] [***] 8 [***] [***] 9 [***] [***] 10 [***] [***] 11 [***] [***] 12 [***] [***] [***] (b) In the event that Licensee is obligated to pay Manchester a milestone payment for occurrence of the same milestone event for which Licensee must pay Douglas as set forth in Table 1 above, then as described in Section 4.1(a), Licensee may deduct the amount it pays Manchester in respect of such milestone event against the corresponding payment payable by Licensee to Douglas as set forth in Table 1 above; provided, however, that the total amount payable to Douglas for each milestone event set forth in Table 1 may not be reduced by more than [***]. (c) [***] 4.2 Royalties Income. (a) Licensee shall pay Douglas during the Royalty Term, a royalty on annual Net Sales as specified in this Section 4.2. (i) Valid Claim. During any period of time when the manufacture, use, sale, or import of the Products or Processes is Covered by a Valid Claim within the Patent Rights, Licensee shall pay Douglas a royalty on Annual Net Sales as outlined in Table 2. (ii) No Valid Claim. During any period of time when the manufacture, use, sale, or import of the Products or Processes is not Covered by a Valid Claim, Licensee may reduce royalties payable hereunder in Table 2 by [***], provided that the minimum royalty rate payable to Douglas shall never fall below [***] (as set out in the Table 2 below): Table 2. Royalty Rates based on Net Sales made during each calendar year (“Annual Net Sales”) in the License Territory Royalty Rate Annual Net Sales [***] Net Sales < [***] [***] Portion of Annual Net Sales from [***] but less than [***] [***] Portion of Annual Net Sales from [***] but less than [***] [***] Portion of Annual Net Sales from [***] but less than [***] [***] Portion of Annual Net Sales from [***] but less than [***] [***] Portion of Annual Net Sales greater than [***] For the sake of clarity, [***]. (b) In the event that Licensee is responsible for the payment of any royalties or license fees to third parties (including Manchester) in respect of the manufacture, use, sale, or import of Products or Processes, Licensee may reduce royalties payable hereunder by [***] of royalties and license fees owed by Licensee to such third parties in respect of the manufacture, use, sale, or import of Products

11 or Processes. For the foregoing reductions based on amounts paid by Licensee to third parties other than Manchester, in no event shall royalties payable to Douglas for Products or Processes under Section 4.2(a) be reduced by [***]. 4.3 Sublicense Income. (a) In the event that Licensee grants a Sublicense(s) to one or more Sublicensees, Licensee shall pay to Douglas, during the Royalty Term, a percentage of all Sublicense Income received from such Sublicensee(s) in accordance with Table 3. (b) During any period of time when the manufacture, use, sale, or import of the Products or Processes is not Covered by a Valid Claim within the Patent Rights, Licensee may reduce the share of all Sublicense Income received by [***]. (c) [***] (d) [***] (e) [***] Table 3. Revenue Share Payable to Douglas [***]. Revenue share to Douglas [***] [***] [***] [***] [***] [***] [***] [***] [***] For avoidance of doubt, [***]. (f) All payments due to Douglas under this Section 4.3 shall be due and payable by Licensee [***], and shall be accompanied by a report as set forth in Sections 5.3 and 5.4. (g) Upon the expiration of a Royalty Term for a Product or Process in the License Territory, the licenses granted to Licensee under Section 2 with respect to such Product and Process in the License Territory shall be converted into fully paid-up, royalty-free, perpetual and irrevocable licenses. 4.4 Form of Payment. (a) At Licensee’s sole discretion but subject to applicable Trading Market limitations on the issuance of securities without stockholder approval (if any), Licensee may pay all or a portion of any given Milestone Payment(s) for milestones 1-6 indicated in Table 1 in Section 4.1 by issuing a number of shares of common stock of Registrant equal to the Stock Consideration. [***] (b) Licensee’s right to pay the Milestone Payment(s) using Stock Consideration shall be subject the following requirements: (i) The Stock Consideration shall be registered for resale pursuant to an effective registration statement (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) [***]. The common stock shall be listed for trading on the Nasdaq Capital Market or another Trading Market. Such common stock will be duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests,

12 encumbrances, rights of first refusal, preemptive rights or other restrictions (other than restrictions under the Securities Act or other securities laws). [***]. (ii) [***] (iii) [***] (c) If Registrant is not in compliance with all applicable listing and corporate governance rules for Nasdaq or, if applicable, another Trading Market or any requirement set forth in Section 4.4(b) is not satisfied, Licensee shall be required to pay the Milestone Payment(s) in cash on the Milestone Payment date. 4.5 Withholding. If any applicable Law requires Licensee to withhold taxes with respect to any payment to be made by Licensee to Douglas pursuant to this Agreement, Licensee will notify Douglas of such withholding requirement prior to making the payment to Douglas [***]. Licensee will, in accordance with such law, withhold taxes from the amount due, remit such taxes to the appropriate tax authority, and furnish Douglas with proof of payment of such taxes [***]. [***]. 4.6 Overdue Payments. The payments due under this Agreement shall, if overdue, bear interest [***], not to exceed the maximum permitted by law. Any such overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not preclude Douglas from exercising any other rights it may have as a consequence of the lateness of any payment. 5. REPORTS AND RECORDS 5.1 Diligence Reports. [***], Licensee shall report in writing to Douglas on progress made toward achieving the objectives set forth in the Development Plan. 5.2 Milestone Achievement Notification. Licensee shall report to Douglas the dates on which it achieves the milestone events set forth in Section 4.1 [***]. 5.3 Sales Reports. Licensee shall report to Douglas the date of the First Commercial Sale in the License Territory [***]. Following the First Commercial Sale in the License Territory, Licensee shall deliver a sales report to Douglas [***] the end of each Reporting Period with respect to Sales made during such Reporting Period. Each report under this Section 5.3 shall [***]. If no amounts are due to Licensee for any Reporting Period, the report shall so state. 5.4 Sublicense Income Reports. Licensee shall, along with delivering payment as set forth in Section 4.3, report to Douglas [***] the end of each Reporting Period with respect to Sublicense Income received during such Reporting Period, the amount of all Sublicense Income received by Licensee, and Licensee’s calculation of the amount due and paid to Douglas from such income, [***]. 5.5 Audit Rights. Licensee shall maintain, and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to Sales of Products and Processes and Sublicense Income, and the rights and obligations under Section 4 of this Agreement relative to any amounts payable to Douglas in relation to this Agreement, which records shall contain sufficient information to confirm the accuracy of any payments and reports delivered to Douglas hereunder. [***] 6. PATENT PROSECUTION AND MAINTENANCE 6.1 Ownership. (a) Ownership of Inventions. Licensee shall solely and exclusively own all rights, title and interests in and to any Licensee Inventions, and except as expressly licensed by Licensee to Douglas under

13 Section 6.1(b) and subject to the restrictions therein, in and to any Improvements created, developed, conceived or reduced to practice solely by Licensee. Except as expressly licensed by Douglas to Licensee hereunder, and subject to any restrictions herein, Douglas shall solely and exclusively own all rights, title and interests in and to any Douglas Inventions and in and to any Improvements created, developed, conceived or reduced to practice solely by Douglas. (b) Licensee Improvements. Licensee hereby grants and agrees to grant to Douglas a nonexclusive, royalty-free license to practice Improvements solely owned by Licensee outside the License Field and outside the License Territory during the term of this Agreement. (c) Ownership of Non-Product Inventions: Each Party shall own a fifty percent (50%) undivided interest in all Non-Product Inventions. Except as expressly licensed by Douglas to Licensee hereunder and subject to any restrictions herein, each joint owner may make, sell, use, license, assign, pledge or keep Non-Product Inventions, and otherwise undertake all activities a sole owner might undertake with respect to such Non-Product Inventions, without the consent of and without accounting to the other joint owner, provided that any assignment, license or other disposition or use (a) shall at all times be and remain subject to the grants of rights and accompanying conditions and obligations with respect thereto under this Agreement, and (b) allow the Parties to exercise their rights and perform their obligations under this Agreement, in particular to develop and commercialize Products or Processes in at least the same scope as prior to such assignment, license or other such disposition. (d) Inventorship. Inventorship for inventions (including inventions comprising Improvements) shall be determined in accordance with the patent laws of the United States (Title 35, United States Code). The Parties shall each maintain detailed laboratory notebooks, in accordance with customary practices in the industry, sufficient to evidence inventorship for purposes of patent filings. 6.2 Prosecution. (a) Underlying Patent Rights. [***] certain prosecution and maintenance of patent applications and patents included in the Manchester Licensed IP that are subject to the Underlying Agreement (the “Underlying Patent Rights”). [***]. (b) Patent Rights held by Douglas. Douglas shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights that are not Underlying Patent Rights (“Douglas Patent Rights”) within the License Territory (such activities constitute “Prosecution” or “Prosecute”)). [***], Licensee shall reimburse Douglas for its direct, out of pocket costs and expenses incurred in Prosecution after the Effective Date; provided, however, that such costs and expense shall be prorated equally amongst other Douglas licensee(s) in the License Territory of the Douglas Patent Rights. [***] (c) Any disputes in good faith by Licensee of invoices for patent expenses shall be resolved promptly and in good faith by the Parties. 6.3 Copies of Documents. [***] 7. THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS 7.1 Notification Obligations. Each Party and Manchester agrees to immediately notify the other parties in writing upon becoming aware of any infringement of the Patent Rights in the License Field and provide to the other parties all reasonably available evidence of such infringement. 7.2 Infringement of Underlying Patent Rights.

14 (a) Manchester shall have the first right, but not the obligation, to protect and enforce the Underlying Patent Rights from or against infringement and prosecute infringers in the License Field in the License Territory, at its own expense. [***] (b) [***], if Manchester decides not to pursue any legal action or remedy to abate the infringement of the Underlying Patent Rights, then (i) Manchester shall provide written notice to Licensee and Douglas that it waives its first right to prosecute infringement of the Underlying Patent Rights under Section 7.2(a), and (ii) the Parties agree that Licensee shall have the right, but not the obligation, to protect and enforce the Underlying Patent Rights from or against infringement and prosecute infringers in the License Field in the License Territory, at its own expense. [***] (i) [***] (c) If Licensee decides not to pursue any legal action or remedy to abate the infringement of the Underlying Patent Rights pursuant to Section 7.2(b), then (i) Licensee shall provide written notice to Manchester and Douglas that it waives its right to prosecute infringement of the Underlying Patent Rights under Section 7.2(b), and (ii) the Parties agree that Douglas shall have the right, but not the obligation, to protect and enforce the Underlying Patent Rights from or against infringement and prosecute infringers in the License Field in the License Territory, at its own expense. [***] 7.3 Infringement of Other Patent Rights. (a) Licensee shall have the first right, but not the obligation, to protect and enforce the Patent Rights which are not Underlying Patent Rights from or against infringement and prosecute infringers in the License Field in the License Territory, at its own expense. [***] (i) [***] (b) [***], if Licensee decides not to pursue any legal action or remedy to abate the infringement of the Patent Rights that are not Underlying Patent Rights, then (i) Licensee shall provide written notice to Douglas that it waives its first right to prosecute infringement of the Patent Rights that are not Underlying Patent Rights under Section 7.3(a), and (ii) Douglas shall have the right, but not the obligation, to protect and enforce the Patent Rights that are not Underlying Patent Rights from or against such infringement and prosecute such infringers in the License Field in the License Territory, at its own expense. [***] 7.4 Douglas and Manchester Joined as Party-Plaintiff - Underlying Patent Rights. If Licensee elects to commence an action as described in Section 7.2(b) in respect to the Underlying Patent Rights, Douglas and Manchester shall each have, in their sole discretion, the option to join such action as party-plaintiffs. If Douglas and Manchester are required by law to join such action as party-plaintiffs, Douglas or Manchester may either (i) in their joint discretion, permit themselves to be joined as party-plaintiffs at the sole expense of Licensee, or (ii) assign to Licensee all of Douglas’ or Manchester’s s right, title and interest in and to the Patent Right which is the subject of such action (subject to any government rights under law and any other rights that others may have in such Patent Right). If Douglas and Manchester make such an assignment, such action by Licensee shall thereafter be brought or continued without Douglas or Manchester as a party; provided, however, that Douglas and Manchester shall continue to have all rights of prosecution and maintenance with respect to the Patent Rights and Licensee shall continue to meet all of its obligations under this Agreement as if the assigned Patent Right were still licensed to Licensee hereunder. For the sake of clarity, Manchester’s rights specified in this Section only relate to the Underlying Patent Rights. 7.5 Douglas Joined as Party-Plaintiff - Patent Rights held by Douglas. If Licensee elects to commence an action as described in Section 7.3(a), Douglas shall have, in its sole discretion, the option to join such action as party-plaintiff. If Douglas is required by law to join such action as party-plaintiff, Douglas may either (i) in its joint discretion, permit itself to be joined as party-plaintiff at the sole expense of Licensee, or (ii) assign to Licensee all of Douglas’ right, title and interest in and to the Patent Right which is the subject of such action (subject to any government rights under law

15 and any other rights that others may have in such Patent Right). If Douglas makes such an assignment, such action by Licensee shall thereafter be brought or continued without Douglas as a party; provided, however, that Douglas shall continue to have all rights of prosecution and maintenance with respect to the Patent Rights and Licensee shall continue to meet all of its obligations under this Agreement as if the assigned Patent Right were still licensed to Licensee hereunder. 7.6 Recovery. Any award paid by third parties as the result of proceedings brought by Licensee under Sections 7.2(b) or 7.3(a) (whether by way of settlement or otherwise) shall [***]: (a) For any portion of the recovery or settlement, other than [***]. (b) For any portion of the recovery or settlement paid as enhanced damages for willful infringement: [***]. (c) For any portion of the recovery or settlement received in connection with any suit that is initiated by Douglas and in which Licensee was not a party in the litigation, [***]. 7.7 Each Party will reasonably cooperate and assist with the other in litigation proceedings instituted hereunder but at the expense of the Party who initiated the suit (unless such suit is being jointly prosecuted by the Parties). For clarity, such requirement does not require a Party to join a suit unless otherwise specifically required under this Agreement. [***] 8. INDEMNIFICATION AND INSURANCE 8.1 Indemnification. (a) Licensee shall indemnify, defend and hold harmless Douglas, its Affiliates, Manchester, its Affiliates and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the “Douglas Indemnitees”) from and against any third party claims, actions, demands and proceedings (each a “Claim”) brought or alleged against any of the Douglas Indemnitees, and shall pay all damages, losses and expenses (including reasonable attorney’s fees and expenses of litigation) (collectively, “Losses”) payable to such third party pursuant to such Claims, to the extent such Claim is arising out of or related to the exercise of any rights granted to Licensee under this Agreement (including Licensee’s breach of Section 11.1), including without limitation any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any product, process or service made, used, or sold or performed pursuant to any right or license granted under this Agreement, except to the extent such Losses arise from the breach of this Agreement or gross negligence or willful misconduct of a Douglas Indemnitee. (b) Douglas shall indemnify, defend and hold harmless Licensee and its Affiliates and their directors, officers, employees, agents and their respective successors, heirs and assigns (the “Licensee Indemnitees”) from and against any third party Claims brought or alleged against any of the Licensee Indemnitees, and shall pay all Losses payable to such third party pursuant to such Claims, to the extent such Claim is arising out of or related to Douglas’ breach of Section 9.1, Section 9.2 or Section 9.3 or Douglas’ gross negligence or willful misconduct. (c) A Party that intends to claim indemnification under this Section 8.1 (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor) of any Claim in respect of which the Indemnitee intends to claim such indemnification reasonably promptly after the Indemnitee is aware thereof (and in any event reasonably before any formal deadline for responding to such a Claim has passed), and shall permit the Indemnitor to assume the control of the defense and settlement of such Claim. The Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel and participate in the defense thereof at its own cost and expense, and further provided, that the

16 Indemnitee shall have the right to retain its own counsel, at the expense of the Indemnitor, if representation of such Indemnitee by counsel retained by Indemnitor would be inappropriate because of a direct adverse conflict of interests of such Indemnitee and any other party represented by such counsel in such action or a related action. (d) No Indemnitee may consent to any settlement or judgment of a Claim without the consent of the Indemnitor. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any matter covered by this indemnification. The Indemnitor agrees to keep the Indemnitee reasonably informed of the progress in the defense and disposition of such Claim. (e) In the event a third party threatens in writing to bring a Claim against Licensee alleging the Product or Process infringes a third party’s intellectual property rights, [***]. (f) This Section 8.1 shall survive expiration or termination of this Agreement. 8.2 Insurance. (a) Licensee shall, at its sole cost and expense, procure and maintain insurance coverages for the Licensee and its employees through an insurer licensed to practice in the State of California, and Douglas shall qualify as an “additional insured” under such policies as follows: [***]. If Licensee desires to self-insure all or part of the limits described above [***]. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of Licensee’s liability with respect to its indemnification under Section 8.1 of this Agreement. (b) [***] (c) [***] (d) This Section 8.2 shall survive expiration or termination of this Agreement. 9. WARRANTIES; DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY 9.1 Douglas Warranties. To the best actual knowledge of Douglas on the Effective Date, Douglas represents and warrants that Douglas is the exclusive licensee of the Underlying Patent Rights. Douglas represents and warrants that, as of the Effective Date, (i) it owns all right, title and interest in and to the patents and patent applications in the Patent Rights that are not Underlying Patent Rights, and that it has not granted any rights to any third party to such Patent Rights; (ii) Douglas has not received any written notice of any claims, liens or encumbrances with respect to the Patent Rights, (iii) Douglas has received no written claims of a third party to rights in the Patent Rights, (iv) to its best actual knowledge the Patent Rights are subsisting; (v) Douglas has not received any written claim or notice that the Patent Rights are invalid or unenforceable, and (vi) Douglas has not received any notice of any current claims, liens or encumbrances with respect to the rights and licenses to the Patent Rights granted to Licensee hereunder. Additionally, Douglas represents and warrants to Licensee that (a) Douglas has made available to Licensee all Technological Information in Douglas’ possession and control pursuant to Section 2.5, (b) Douglas has not intentionally withheld any information in its control that is material to the Patent Rights and Technological Information, and (c) to Douglas’ best actual knowledge, all information disclosed to Licensee prior to the Effective Date by Douglas relating to the Patent Rights and Technological Information is true, complete and accurate as of the date of disclosure. 9.2 Mutual Warranties. Each Party represents and warrants to the other Party that: (a) this Agreement has been duly executed and delivered by and on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application

17 affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity; (b) such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement; and (c) such Party’s execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable Law or any provision of the articles of incorporation, bylaws, limited partnership agreement, or any similar instrument of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any applicable Law or any contractual obligation or court or administrative order by which such Party is bound. 9.3 Additional Warranties. Douglas represents, warrants and covenants to Licensee as follows: (a) Douglas will, and will cause its Affiliates to, remain in compliance with the Underlying Agreement and will not without Licensee’s prior written consent, terminate or amend the Underlying Agreement in a manner that adversely affects the rights granted to Licensee hereunder, or Douglas’ ability to perform its obligations hereunder. (b) Douglas will promptly send Licensee copies of all material correspondence to or from Manchester related to the Underlying Agreement. For the purposes of clarity, Douglas (and not Licensee) shall be responsible for all of the financial and other obligations of Douglas under the Underlying Agreement, including any and all financial obligations thereunder. (c) Douglas will provide prompt notice to Licensee of any breach or default alleged in writing or request for amendment of the Underlying Agreement that may adversely affect the rights granted to Licensee hereunder, or Douglas’ ability to perform its obligations hereunder. Upon prior written notice to Douglas, Licensee may remedy any such alleged breach or default of Douglas under the Underlying Agreement, including by making one or more payments to Manchester, and if Licensee makes any such payments, then it may credit the full amount of such payments against any amounts payable to Douglas hereunder. (d) With respect to the Underlying Agreement, as of the Effective Date, (a) it is in full force and effect; (b) neither Douglas nor any of its Affiliates is in breach thereof; (c) neither Douglas nor any of its Affiliates has received any notice of breach or notice of threatened breach thereof; and (d) neither Douglas nor any of its Affiliates has received any notice from Manchester of intent to reduce the scope thereof. (e) Douglas has provided to Licensee as of the Effective Date a true, correct and complete (with certain financial information redacted) copy of the Underlying Agreement, including any and all amendments, restatements, side letters, and other modifications thereto. (f) The payments required to be paid by Licensee pursuant to this Agreement are sufficient to satisfy Douglas’ financial obligations under the Underlying Agreement. (g) Douglas will not enter into any agreement with any third party that is in conflict with the rights granted to Licensee under this Agreement and will not take any action that would prevent it from granting the rights granted to Licensee under this Agreement or that would otherwise materially conflict with or adversely affect the rights granted to Licensee under this Agreement. (h) Douglas has full power and authority to grant licenses under the Licensed IP to Licensee as contemplated under this Agreement.

18 9.4 No Warranties. EXCEPT WITH RESPECT TO THE EXPRESS WARRANTIES MADE IN SECTION 9.1, SECTION 9.2 AND SECTION 9.3, DOUGLAS AND ITS LICENSORS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME. SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, DOUGLAS AND ITS LICENSORS MAKE NO WARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT OR PROCESS WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. 9.5 Limitation of Liability. IN NO EVENT SHALL DOUGLAS OR LICENSEE OR ANY OF THEIR AFFILIATES OR ANY OF THEIR LICENSORS, DIRECTORS, OFFICERS, MEDICAL OR EMPLOYEES, CONSULTANTS AND AGENTS BE LIABLE HEREUNDER FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING; PROVIDED HOWEVER THAT NOTHING IN THIS SECTION 9.5 SHALL BE CONSTRUED TO LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8 WITH RESPECT TO THIRD PARTY CLAIMS. 9.6 Underlying Agreement. Licensee has had an opportunity to review the Patent Rights and the Underlying Agreement and acknowledges that field of use in the Underlying Agreement is limited to the use of certain anti- retrovirals hitherto used orally to treat HIV-1 infections to be used topically to treat and/or prevent pre-invasive CIN 1/2/3 cervical cancer in humans. 10. TERM AND TERMINATION 10.1 Term. The term of the Agreement will commence upon the Effective Date and continue until the expiration of the last-to-expire Royalty Term, unless this Agreement is terminated earlier in accordance with any of the other provisions of Section 10. Upon expiration per this Section 10.1, the licenses granted herein shall convert automatically to fully paid irrevocable, perpetual licenses. For clarity, the grant conversion of this Section 10.1 shall not apply if the Agreement is terminated pursuant to Sections 10.2, 10.3 or 10.4. 10.2 Termination for Failure to Pay. If Licensee fails to make any payment due hereunder, Douglas shall have the right to terminate this Agreement upon [***] notice, unless, subject to Licensee’s right to dispute such payment under the provisions of Section 12.13, Licensee makes such payments plus any interest due, as set forth in Section 4.6, within [***]. If undisputed payments are not made, Douglas may immediately terminate this Agreement at the end of [***]. Licensee shall be entitled to [***] such cure periods [***]. 10.3 Termination for Insurance and Insolvency. (a) Insurance. Douglas shall have the right to terminate this Agreement if Licensee fails to maintain the insurance required by Section 8.2 and does not cure such failure within [***]. (b) Insolvency and other Bankruptcy Related Events. Douglas shall have the right to terminate this Agreement immediately upon written notice to Licensee with no further notice obligation or opportunity to cure if Licensee: (i) shall become insolvent; (ii) shall make an assignment for the benefit of creditors; or (iii) or shall have a petition in bankruptcy filed against it, which petition is not dismissed within [***].

19 10.4 Termination for Non-Financial Default. If Licensee or any of its Affiliates materially breaches any of its obligations under this Agreement not otherwise covered by the provisions of Section 10.2 and 10.3, and if such material breach has not been cured within [***], then Douglas may immediately terminate this Agreement and/or any license granted hereunder at the end of [***]. If Douglas notifies Licensee of a material breach as described herein, the Parties shall promptly meet in an effort to resolve any good faith dispute with respect to such breach in accordance with Section 12.13. 10.5 Challenging Validity. During the term of this Agreement, Licensee shall not Challenge, and shall contractually restrict its Affiliates and Sublicensees from Challenging, the Patent Rights and in the event of any breach of this provision, Douglas shall have the right to terminate this Agreement and any license (and Sublicense in the case of a Challenge from a Sublicensee) granted hereunder immediately; provided, however, that Douglas shall not terminate this Agreement for a Challenge by a Sublicensee if such Challenge is dismissed [***]. In addition, if the Patent Rights are upheld as a result of the Challenge, Licensee shall reimburse Douglas for its reasonable legal costs and expenses incurred in defending any such Challenge. Licensee or its Affiliate or a Sublicensee will be deemed to have made a “Challenge” of the Patent Rights if such entity: [***]. Notwithstanding the foregoing, any response by Licensee, its Affiliates or Sublicensee in response to any suit, proceeding, or other action brought directly or indirectly by Douglas or any of its Affiliates or Manchester against Licensee, its Affiliates or Sublicensee shall not be deemed a Challenge. 10.6 Termination by Licensee. Licensee shall have the right to terminate this Agreement by giving [***] notice to Douglas (but if such termination occurs prior to receipt of Governmental Approval, then such notice [***], and upon such termination shall immediately cease all use and Sales of Products and Processes in the License Territory, subject to Section 10.9. 10.7 Effect of Termination. (a) In the event the Agreement is terminated by Licensee in accordance with Section 10.6, and in the event of termination of this Agreement by Douglas in the event of material uncured breach by Licensee pursuant to Section 10.4, Douglas will have full access, including the right to use and reference, to all Product data generated during the term of this Agreement that is owned by Licensee and to which Licensee has the right to make available to Douglas. If this Agreement is terminated by Licensee in accordance with Section 10.6, such access shall be conditional upon and pursuant to a commercially reasonable royalty as the Parties may agree in writing. In the event of termination of this Agreement by Douglas in the event of material uncured breach by Licensee pursuant to Section 10.4, such access shall be royalty-free. Upon the termination of this Agreement, any and all Sublicenses to a Sublicensee that has operations directed to the research and development of pharmaceutical drug products or is a distributor of such products shall remain in effect and be assigned to Douglas on substantially the same terms as set forth in such Sublicense, and Douglas shall be deemed for all purposes to be the licensor thereunder, provided that (i) such Sublicensee is in good standing under its Sublicense agreement at the time of such termination; (ii) the Sublicense is consistent with the terms of this Agreement; (iii) Douglas shall have no obligations under such Sublicenses other than to preserve the effectiveness, scope, and validity of the licenses granted therein under the Licensed IP; (iv) the relevant Sublicense(s), when taken together, provide Douglas with similar benefits as this Agreement, (v) Douglas shall not assume any obligation of Licensee to such Sublicensee pursuant to any representation, warranty or indemnification provision; and (vi) further provided that such Sublicensee enters into an agreement directly with Douglas to effectuate such assignment. Douglas shall be entitled to all payments due to Licensee (but excluding any duplicate payments) from each Sublicensee under any such Sublicense in accordance with the terms of such Sublicense; and such Sublicense shall be deemed assigned to Douglas if necessary to ensure continued payments. (b) In the event the Underlying Agreement is terminated for any reason, Licensee may, in its discretion, assume the obligations and rights of Douglas under the Underlying Agreement pursuant to the terms of Licensee’s direct written agreement with Manchester (the “Manchester Side Letter”) in accordance with the terms of the Manchester Side Letter such that Licensee’s rights to the Patent

20 Rights and Technological Information will remain uninterrupted regardless of any breach or default of Douglas with regards to the Underlying Agreement. 10.8 Effects of Termination of Agreement. Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Section 5 shall be submitted to Douglas and all royalties and other payments, accrued or due to Douglas as of the termination date shall become immediately payable. Licensee shall cease, and shall cause its Affiliates and Sublicensees to cease under any Sublicense granted by Licensee, all Sales and uses of Products and Processes upon such termination and all use of the Manchester Licensed IP, subject to Section 10.7 and Section 10.9. The termination or expiration of this Agreement or any license granted hereunder shall not relieve Licensee, its Affiliates or Sublicensees of obligations arising before such termination or expiration. 10.9 Inventory. Upon early termination of this Agreement other than pursuant to Section 10.4, Licensee and its Affiliates and Sublicensees, subject to Section 10.7, may complete and sell any work-in-progress and inventory of Products that exist as of the effective date of termination provided [***]. Upon expiration of this Agreement, Licensee shall pay to Douglas the royalties or Sublicense Income share as set forth in Section 4.2 and Section 4.3 for Sales of any Product that was in inventory or was a work-in progress on the date of expiration of the Agreement. 10.10 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder, and as a licensee of such rights under this Agreement, Licensee shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement. 11. COVENANTS 11.1 Compliance. Licensee shall have the sole obligation for compliance with, and shall ensure that any Affiliates and Sublicensees comply with, all government statutes and regulations that govern Products and Processes, including, but not limited to, those of the FDA and the Export Administration, as amended. Licensee agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Products or Processes covered by Patent Rights and/or Confidential Information. 11.2 Patent Numbers. To the extent required by applicable Law, Licensee shall use commercially reasonable efforts to properly mark all Products or their packaging in accordance with the applicable patent marking laws. 11.3 Use of Names. Licensee, its Affiliates and Sublicensees may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Douglas, Manchester or any Douglas or Manchester employee or representative, without the prior written consent of Douglas or Manchester (as appropriate), such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Licensee may use the name of Douglas in a non- misleading and factual manner solely in (a) [***], and (b) any securities reports required to be filed with the Securities and Exchange Commission, or as otherwise required pursuant to applicable Law. 11.4 Publicity. Subject to Section 11.3 hereunder, no Party shall issue any press release or public announcement relating to this Agreement or the subject matter of this Agreement without the prior written approval of the other Party, and without the provision of a reasonable opportunity for the other Party to review and comment on any such press release or announcement. Douglas will not unreasonably withhold, condition or delay its approval of Licensee’s press release announcing the execution of this Agreement. [***] 11.5 Ancillary Agreements.

21 Following the Effective Date, Licensee and Douglas shall undertake good faith, diligent efforts to promptly enter into commercially reasonable agreements for the following: (a) Douglas to support Licensee’s product development efforts set forth in the Development Plans reasonably acceptable to Douglas pursuant to Section 3.3 in accordance with the terms of a development services agreement; (b) Licensee to purchase from Douglas clinical trial supplies of the Product in accordance with the terms of a clinical trial product supply agreement; and (c) Licensee to purchase from Douglas a commercial supply of the Products manufactured by Douglas in New Zealand in accordance with the terms of a commercial supply agreement. (d) Licensee will use commercially reasonable efforts to cause any third parties with whom Licensee enters into manufacturing agreements to include Douglas and Manchester as an indemnitee under such agreement. 12. MISCELLANEOUS 12.1 Confidentiality. Each Party shall treat all information received from the other Party in connection with this Agreement in accordance with the provisions of Exhibit C. Without limiting the foregoing, Licensee agrees to treat all information related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Exhibit C, and Douglas agrees to treat all information received in reports delivered under Section 5 as Licensee’s Confidential Information in accordance with the provisions of Exhibit C. 12.2 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes that certain Non-Binding Term Sheet signed by the Parties [***]. 12.3 Notices. Any notices, waivers, or other legal or formal communications required under or pertaining to this Agreement shall be in writing and shall be delivered by international commercial courier service (e.g., Federal Express). Notices will be deemed effective upon receipt. Unless changed in writing in accordance with this Section, the notice address for Licensee shall be as follows: If to Licensee: Daré Bioscience, Inc. 3655 Nobel Drive, Suite 260 San Diego, California 92122 United States of America Attention: Chief Executive Officer If to Douglas: Douglas Pharmaceuticals, Ltd. [***] If to Manchester The University of Manchester [***] 12.4 Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no matter affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term. 12.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

22 12.6 Assignment. This Agreement may not be assigned by either Party without the other Party’s written consent, provided that no such consent of the other Party will be required for assignment of the Agreement (a) in connection with the transfer or sale of all or substantially all of the assets or business of such Party to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise, or similar change of control, or (b) to any Affiliate. 12.7 Force Majeure. Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party (which shall not relate to delays in payment), including without limitation fire, explosion, flood, war, sabotage, terrorism, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed. 12.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Delaware, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the U.S. Law. 12.9 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable Law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the Parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the Parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable. 12.10 Survival. In addition to any specific survival references in this Agreement, Sections 2.3, 4.6, 5, 8, 9, 10.7, 10.8, 10.9, 10.10 and 12 shall survive termination or expiration of this Agreement. Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect. 12.11 Interpretation. The Parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter. 12.12 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement. 12.13 Dispute Resolution. (a) Any dispute or issue relating to or in connection with this Agreement (a “Dispute”) shall initially be referred to [***] to resolve the Dispute. However, notwithstanding any of the terms of this Section 12.13 and without limiting any other remedies that may be available, each Party shall have the right to seek immediate injunctive relief and other equitable relief from any court of competent jurisdiction to enjoin any breach or violation of this Agreement concerning confidential information or any other intellectual property licensed under this Agreement, without any obligation to undertake extra-judicial dispute resolution of any such Dispute or claim or otherwise to comply with this Section 12.13. It is understood and agreed that during the pendency of a Dispute pursuant to this Section 12.13, the terms and conditions of this Agreement shall remain in effect, any termination right shall be suspended, and the Parties shall continue to perform all of their respective obligations hereunder. (b) If [***] are unable to resolve the Dispute within [***], and a Party wishes to pursue the matter, any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including the breach, termination, or validity thereof, shall be resolved by final and binding arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. The arbitration will be conducted in the English language and will

23 occur in Wilmington, Delaware. Any arbitration will be in front of a single arbitrator. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY AND AGREES THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION. (c) Each Party shall bear its own costs in obtaining the dispute resolution, as outlined above. 12.14 Third Party Rights. The Parties agree that Manchester shall be a third-party beneficiary under this Agreement and shall have the right directly to enforce all its rights under this Agreement. Notwithstanding the foregoing, Douglas and Licensee shall be permitted, in their sole discretion, to make amendments and grant waivers to any of the provisions of this Agreement without the consent of Manchester except to the extent such amendment or waiver has a material adverse effect on Manchester that is disproportionate to the effect on Douglas. [Remainder of page intentionally left blank.]

24 IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date. DOUGLAS PHARMACEUTICALS, LTD. By: /s/ Jeff Douglas Name: Jeff Douglas Title: Managing Director DARÉ BIOSCIENCE, INC. By: /s/ Sabrina Martucci Johnson Name: Sabrina Martucci Johnson Title: CEO

Exhibit A Licensed Patent Rights [***]

Exhibit B Technological Information [***]

Exhibit C CONFIDENTIALITY TERMS AND CONDITIONS [***]

2 Exhibit D CLINICAL DATA [***]